FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Internet Capital Group

Investor Relations

610-727-6900

IR@internetcapital.com

INTERNET CAPITAL GROUP ACQUIRES 39% STAKE IN WHITEFENCE

Wayne, PA -- December 6, 2005 -- Internet Capital Group, Inc. (Nasdaq: ICGE) today announced that it has acquired a 39% interest on a primary basis in Qcorps Residential, Inc., a company doing business under the name WhiteFence. With its purchase of $10.5 million of Series A Preferred Stock, ICG led a financing round of approximately $15 million.

WhiteFence is a leading web services provider used by household consumers to compare and purchase essential home services such as electricity, natural gas, telephone, cable/satellite TV, and high-speed Internet, as well as other home and move related services and products. Its online service provides consumers one-stop convenience that not only saves time, but helps them find the best deals to fit their needs. WhiteFence drives transactions by targeting the approximately 23 million U.S. households that move each year, as well as consumers looking to buy new services or find better deals. The Company reaches customers directly through Company-owned web sites and also through its vast network of exclusive channel partners who integrate the web services application within their own business processes and web sites.

"After focusing intently on positioning our Core partner companies for success and profitability, and strengthening our financial position, we're excited to apply the expertise and experience we've accumulated to acquire a stake in a new company," said Walter Buckley, Chairman and Chief Executive Officer at Internet Capital Group. "With a very deliberate approach, we've spent significant resources evaluating potential acquisitions, and believe WhiteFence represents a valuable addition to the ICG network. With a web-enabled Internet software platform, a comprehensive, scaleable solution that captures important transactional data, and a very large market opportunity, WhiteFence is positioned to create long-term value for ICG and its stockholders."

The Company generates revenue through customer acquisition payments from its network of over 400 service providers, which include the major phone companies, electric utilities, satellite providers and natural gas providers. In 2005, revenues are expected to be $9 million, representing an annual growth rate of over 70%.

"This financing recognizes the highly advanced transaction and integration technologies we've developed, which provide us with tremendous leverage over our costs and make us rapidly scalable within a large market opportunity,"said CEO Arthur Maxwell of WhiteFence. "We will continue to leverage our key position in the move cycle and our trusted relationships with consumers by expanding and broadening the services and value we provide. Our goal is to become the one-stop electronic marketplace for all essential home services, as well as other related products, both residential and commercial, domestic and abroad." Maxwell concluded, "We believe that ICG is the right partner, particularly in terms of their Internet and online marketing expertise, to help us achieve this vision."

About WhiteFence

WhiteFence, a Houston-based company, is a nationwide leader in online service transactions for essential home services. WhiteFence provides a unique service that enables consumers to compare among available service provider offerings at their particular address, and immediately complete all of their transactions through one easy-to-use online platform -- no call-backs, link-offs or need for consumers to repeat information. WhiteFence also creates significant value for its service provider partners, which include major phone, video, high speed internet, electricity, natural gas and banking providers. In addition to being a great customer acquisition source for service providers, WhiteFence also provides order processing efficiencies through its patent pending transaction and integration technologies, which include multi-lateral electronic communications with and within back-end provisioning systems. WhiteFence reaches millions of moving households with timely move and home-related services through company-owned websites and through exclusive relationships with hundreds of channel partners, such as multi-family property owners, real estate companies, relocation services, web portals, home builders and other organizations.

WhiteFence headquarters are located in Houston, Texas. For more information, please visit www.WhiteFence.com.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) owns and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering on-demand software and service applications to customers worldwide.

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Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.